UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 11, 2005

Chiquita Brands International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-1550	04-1923360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 East Fifth Street, Cincinnati, Ohio		45202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	513-784-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 11, 2005, the Board of Directors of Chiquita Brands International, Inc. elected a new director, Clare M. Hasler. Dr. Hasler (age 48) has been Executive Director of the Robert Mondavi Institute for Wine and Food Science at the University of California, Davis since February 2004. From 1997 to January 2004 she was assistant professor in the Department of Food and Science and Human Nutrition at the University of Illinois at Urbana-Champaign. Dr. Hasler also served from July 2000 to January 2003 as the Associate Director of Outreach and Industry Relations of the Functional Foods for Health Program at the University of Illinois Chicago at both the Urbana-Champaign and Chicago campuses; she had been director of this program from 1992 to 2000. She has carried out research and published in the areas of food science and nutrition. Dr. Hasler holds a dual doctoral degree in environmental toxicology and human nutrition from Michigan State University and a master’s degree in nutrition from the Pennsylvania State University. She also earned a master’s degree in business administration from the University of Illinois at Urbana-Champaign. It has not yet been determined on which committees of the Board of Directors Dr. Hasler will serve.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Form of Restricted Share Agreement with newly elected non-management directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chiquita Brands International, Inc.

October 14, 2005	By:	Robert W. Olson

Name: Robert W. Olson
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	DIRECTOR'S RESTRICTED STOCK AWARD AND AGREEMENT